Filed Pursuant to Rule 424(b)(7)
Registration No. 333-266495

Prospectus supplement

(To Prospectus dated August 3, 2022)

3,741,731 shares

Evolent Health, Inc.

Class A common stock

This prospectus supplement relates to the resale from time to time of up to 3,741,731 shares of Class A common stock of Evolent Health, Inc., par value $0.01 per share, held by the selling stockholders identified in this prospectus supplement. We are not selling any of shares of our Class A common stock pursuant to this prospectus supplement and will not receive any proceeds from the sale of shares offered by the selling stockholders.

The selling stockholders or any of their successors may sell shares of our Class A common stock directly or alternatively through underwriters, broker-dealers or agents they select and in one or more public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices, as further described herein. If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders or purchasers of the stock will be responsible for underwriting discounts or commissions and broker-dealers’ or agents’ commissions. The timing and amount of any sale is within the sole discretion of the selling stockholders, subject to certain restrictions. For more information regarding the sales of shares by the selling stockholders pursuant to this prospectus supplement, please read “Plan of Distribution”.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “EVH.”

Investing in our Class A common stock involves risks. You should carefully read and consider the “Risk Factors” section on page S-7 of this prospectus supplement before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus supplement dated August 3, 2022.

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or the selling stockholders or to which we have referred you. Neither we nor the selling stockholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the Class A common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference herein or therein is current only as of its date. Our business, financial condition, results of operations and prospectus may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Class A common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to the offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. In addition, any statement in a filing we make with the Securities and Exchange Commission (the “SEC”), that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

Except as otherwise indicated or required by the context, references in this prospectus supplement to “Evolent,” “we,” “our,” “us” and “our company” refer to Evolent Health, Inc., a Delaware corporation, together with its consolidated subsidiaries. Evolent Health LLC, (“EVH LLC”) a subsidiary of Evolent Health, Inc. through which we conduct our operations, has owned all of our operating assets and substantially all of our business since inception. Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units of EVH LLC.

This prospectus supplement and the accompanying prospectus dated August 3, 2022 are part of the Registration Statement (Registration No. 333-266495) that we filed with the SEC on August 3, 2022, using an automatic “shelf” registration process. This prospectus supplement relates to the offering and sale of shares of our Class A common stock by the selling stockholders from time to time.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•

the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;

•	evolution in the market for value-based care;

•	uncertainty in the health care regulatory framework, including the potential impact of policy changes;

•	our ability to offer new and innovative products and services;

•

risks related to completed and future acquisitions, investments, alliances and joint ventures, including our acquisition of Implantable Provider Group, Inc. which could divert management resources, or result in unanticipated costs or dilute our stockholders;

•	the financial benefits we expect to receive as a result of the sale of certain assets of Passport may not be realized;

•

the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including governmental funding reductions and other policy changes, enrollment numbers for our partners’ plans, premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs;

•	risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;

•	our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;

•

changes in general economic conditions nationally and regionally in our markets, including inflation and economic and business conditions and the impact thereof on the economy resulting from the COVID-19 pandemic and other public health emergencies;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to attract new partners and successfully capture new growth opportunities;

•	the increasing number of risk-sharing arrangements we enter into with our partners;

•	our ability to estimate the size of our target markets;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	risks related to governmental payer audits and actions, including whistleblower claims;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	risks related to our offshore operations;

•	our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the impact of additional goodwill and intangible asset impairments on our results of operations;

•	our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the impact of litigation, including the ongoing class action lawsuit;

•

material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;

•	restrictions and penalties as a result of privacy and data protection laws;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement described herein;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the conditional conversion features of the 2024 and 2025 convertible notes, which, if triggered, could require us to settle the 2024 or 2025 convertible notes in cash;

•	the potential volatility of our Class A common stock price;

•	the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale;

•

provisions in our second amended and restated certificate of incorporation and third amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•

provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and

•	our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, and our other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement, are available to you, free of charge, on the SEC’s website at www.sec.gov. Our SEC filings will also be available on our website at ir.evolenthealth.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part.

We have filed with the SEC an automatic shelf registration statement on Form S-3, including exhibits filed with the registration statement of which this prospectus supplement is a part, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our Class A common stock offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our Company and shares of our Class A common stock offered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, may be reviewed through the SEC’s website, as described above.

INCORPORATION BY REFERENCE

This prospectus supplement is part of an automatic shelf registration statement on Form S-3 filed with the SEC. This prospectus supplement does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” certain information into this prospectus supplement from certain documents that we filed with the SEC prior to the date of this prospectus supplement. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement and the accompanying prospectus. These documents contain important information about us, our business and our financial performance.

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022 (our “2021 10-K”);

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 5, 2022 and August 3, 2022, respectively;

(3)	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022 (our “2021 Proxy Statement”) that are incorporated by reference into Part III of our 2021 10-K;

(4)

The description of our Class  A common stock included in our registration statement on Form 8-A filed with the SEC on June 5, 2015, as updated by Exhibit 4.6 to our 2021 10-K, and any amendment or report filed with the SEC for the purpose of updating such description; and

(5)

Our Current Reports on Form 8-K filed with the SEC on February 11, 2022, March  7, 2022, June  9, 2022, June  29, 2022, and August 2, 2022 (other than any portions thereof deemed furnished and not filed).

We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date we file this prospectus supplement and prior to the termination of the offering of securities covered by this prospectus supplement, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules. The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations at 800 N. Glebe Road, Suite 500, Arlington, Virginia 22203 or by phone at (571) 389-6000. The documents may also be accessed on our website at ir.evolenthealth.com. Information contained on our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part.

SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our Class A common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference from our 2021 10-K and the other incorporated documents, including in particular the section entitled “Risk Factors” of this prospectus supplement and in such incorporated documents, as well as our consolidated financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus, before making any investment decision.

Company Overview

We are a market leader in the new era of value-based care, in which the delivery of health care is increasingly funded by at-risk payment models. We provide integrated solutions to both health care providers, including independent physicians and health systems, as well as payers, including health plans and other risk-bearing organizations, with a common end: to improve health care quality and outcomes while reducing cost. We consider value-based care to be the necessary convergence of health care payment and delivery. We believe the pace of this convergence is accelerating, driven by price pressure in traditional FFS health care, a market environment that is incentivizing value-based care models, growth in consumer-focused insurance programs, such as Medicare Advantage and managed Medicaid, and innovation in data and technology.

We manage our operations and allocate resources across two reportable segments: Evolent Health Services (“EHS”) and Clinical Solutions. The Company’s EHS segment provides an integrated administrative and clinical platform for health plan administration and population health management. Our Clinical Solutions segment addresses a broad spectrum of clinical needs, with tailored solutions for Specialty Care Management in Oncology and Cardiology and holistic Total Cost of Care improvement. Our economic opportunity in the Clinical Solutions segment, which we believe to be significant, is largely based on (a) the total amount of medical expenses under management, and (b) the amount of savings we are able to generate relative to a benchmark or target. These partnerships, which we refer to as performance-based arrangements, include both capitation and shared savings arrangements. We also generate Clinical Solutions revenue by providing our technology and services platform on a fee basis. We go to market for our Specialty Care Management under the brand name New Century Health, and for our Total Cost of Care solution under the brand name Evolent Care Partners.

General Corporate Information

Evolent was founded in 2011 by members of our management team, University of Pittsburgh Medical Center (“UPMC”), an integrated delivery system in Pittsburgh, Pennsylvania, and The Advisory Board Company, to enable providers to pursue a value-based business model and evolve their competitive position and market opportunity. Since that time, we have grown both organically and through acquisitions.

Our principal executive offices are located at 800 N. Glebe Road, Suite 500, Arlington, Virginia 22203. Our telephone number is (571) 389-6000. Our website address is www.evolenthealth.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider all of the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference in this prospectus supplement from our 2021 10-K under the heading “Risk Factors” and the audited annual financial statements and notes thereto, as updated by our subsequent filings under the Exchange Act, before purchasing shares of our Class A common stock. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. If any of those risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our Class A common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

All of the shares of our Class A common stock offered by this prospectus supplement will be sold by the selling stockholders. We will not receive any cash proceeds from any resale of our Class A common stock by the selling stockholders.

SELLING STOCKHOLDERS

On June 24, 2022, we, along with EVH LLC, and Endzone Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of EVH LLC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TPG Growth Iceman Parent, Inc., a Delaware corporation, (“Iceman Parent”) and the parent entity of Implantable Provider Group, Inc. (“IPG”), and TPG Growth V Iceman, L.P., a Delaware limited partnership (“TPG Holder”), solely in its capacity as representative as set forth therein, pursuant to which, Merger Sub was merged with and into Iceman Parent (the “Merger”) with Iceman Parent surviving the Merger as a wholly-owned subsidiary of EVH LLC. In connection with the consummation of the transactions contemplated by the Merger Agreement, we also entered into a Registration Rights Agreement with TPG Holder, Vincent Coppola, Neepa Patel, Brian David Holt, Kerry Perry and Amy Schornick, dated as of August 1, 2022 (the “Registration Rights Agreement”), which grants certain registration rights to each as a holder of shares of our Class A common stock.

The selling stockholders may from time to time, in one or more offerings, offer and sell any or all of the shares of our Class A common stock set forth below pursuant to this prospectus, which we are registering for resale by them in accordance with the terms of the Merger Agreement and the Registration Rights Agreement, as applicable.

The table below sets forth, as of the date of this prospectus, the name of each selling stockholder for whom we are registering shares for resale to the public, and the number of shares of our Class A common stock that each selling stockholder may offer pursuant to this prospectus. We have prepared this information and the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date of this prospectus. We have not independently verified this information. Information about the selling stockholders may change over time. As used in this prospectus, unless otherwise noted or the context otherwise requires, the term “selling stockholders” includes the selling stockholders listed below and their respective permitted transferees, pledgees, assignees, transferees, donees and successors-in-interest and any other person named as a selling stockholder in any applicable prospectus supplement. We may amend or supplement this prospectus from time to time in the future to update or change information about the selling stockholders to identify any permitted transferees, pledgees, assignees, transferees, donees and successors-in-interest of our Class A common stock. The registration of the Class A common stock does not necessarily mean that the selling stockholders will sell all or any of the Class A common stock they own pursuant to this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below.

	Common Stock Owned Prior to this Offering			Common Stock Owned After this Offering(1)
Name of Beneficial Owner(2)	Number of Shares	Percentage of Class Beneficially Owned(3)	Total Number of Shares Being Registered	Number of Shares	Percentage of Class Beneficially Owned
TPG Growth V Iceman, L.P.(4)	3,499,567	3.82%	3,499,567	0	*
Vincent Coppola(5)	167,172	*	167,172	0	*
Neepa Patel(6)	14,565	*	14,565	0	*
Brian David Holt(7)	33,161	*	33,161	0	*
Kerry Perry(8)	5,647	*	5,647	0	*
Amy Schornick(9)	21,619	*	21,619	0	*

*	Represents less than 1%.
(1)	Assumes that each selling stockholder will resell all of the shares of our Class A common stock offered hereunder.

(2)

The selling stockholders beneficially own an aggregate of 3,741,731 shares of our Class A common stock, which represent, in the aggregate, approximately, 4.08% of the outstanding shares of our Class A common stock.

(3)	For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 91,669,520 shares of our Class A common stock outstanding as of August 1, 2022.
(4)

The general partner of TPG Holder is TPG Growth V SPV GP, LLC, a Delaware limited liability company, whose sole member is TPG Growth GenPar V, L.P., a Delaware limited partnership, whose general partner is TPG Growth GenPar V Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG GPCo, Inc., a Delaware corporation, whose controlling shareholder is TPG Inc., a Delaware corporation, whose shares of Class B common stock (which represent a majority of the combined voting power of the common stock) are held by TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose managing member is TPG GP A, LLC, a Delaware limited liability company, which is owned by entities owned by David Bonderman, James G. Coulter and Jon Winkelried. Messrs. Bonderman, Coulter and Winkelried may therefore be deemed to beneficially own the shares of Class A common stock held by TPG Holder. Messrs. Bonderman, Coulter and Winkelried disclaim beneficial ownership of the shares of Class A common stock held by TPG Holder except to the extent of their pecuniary interest therein, if any. TPG Holder’s business address is at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(5)	Vincent Coppola serves as the chief executive officer of IPG, which became an indirect subsidiary of the Company on August 1, 2022 pursuant to the Merger as described above.
(6)	Neepa Patel served as the chief growth officer of IPG until July 14, 2021.
(7)	Brian David Holt serves as the chief strategy officer of IPG.
(8)	Kerry Perry serves as the vice president of marketing and project management officer of IPG.
(9)	Amy Schornick serves as the chief customer officer of IPG.

As part of our initial public offering (“IPO”) in 2015, we entered into a tax receivables agreement with certain of our pre-IPO investors, including affiliates of TPG Holder. For information about the tax receivables agreement, see “Certain Relationships and Related Party Transactions” in our 2021 proxy statement, incorporated herein by reference. Except as described above, in any applicable prospectus supplement or free writing prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement, none of the selling stockholders listed in the table above has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates. Certain affiliates of TPG Holder are broker-dealers. TPG Holder has advised the Company that they purchased shares of Class A common stock of the Company included in this offering in the ordinary course of business and, at the time of the purchases, TPG Holder had no agreements or understandings, directly or indirectly, with any person to distribute such securities.

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer some or all of the Registered Shares.

The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Registered Shares covered by this prospectus supplement, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Registered Shares. We will not receive any proceeds from the sale of our shares of Class A common stock covered hereby.

The selling stockholders may sell the Registered Shares covered by this prospectus supplement from time to time, and may also decide not to sell all or any of the Registered Shares that it is allowed to sell under this prospectus supplement. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	through underwriters, brokers or dealers or agents for resale to the public or to institutional investors at various times;

•	in one or more underwritten offerings on a firm commitment or best efforts basis;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers or dealers, who may act as agents or principals;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	sales in the over-the-counter market;

•	in private transactions other than exchange or quotation service transactions;

•

through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through distributions or transfers to their respective members, partners or shareholders;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•

in “at the market” offerings as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

The selling stockholders may also resell all or a portion of its Registered Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Registered Shares and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Registered Shares, from time to time, under this prospectus or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the Registered Shares in other circumstances, in which case the pledgees, assignees, permitted transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus supplement but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus supplement in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus supplement is a part as may be required.

In addition, the selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of Registered Shares or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell securities short and redeliver securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker- dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus supplement. The selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Registered Shares so loaned or pledged pursuant to this prospectus supplement. Such borrower or pledgee also may transfer those Registered Shares to investors in our securities or the selling stockholders’ securities or in connection with the offering of other securities not covered by this prospectus supplement.

To the extent necessary, the specific terms of the offering of Registered Shares, including the specific Registered Shares to be sold, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus supplement or a post-effective amendment to this registration statement of which this prospectus supplement forms a part. The selling stockholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Registered Shares from the selling stockholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions set forth in a supplement to this prospectus supplement or a post-effective amendment to this registration statement of which this prospectus supplement forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of Registered Shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Registered Shares covered hereby, the selling stockholders and any underwriter, broker-dealer or agent, any other participating broker-dealer that executes sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. If any selling stockholder is an “underwriter” under the Securities Act, it must deliver this prospectus supplement and the accompanying prospectus in the manner required by the Securities Act. This delivery requirement may be satisfied through the facilities of the New York Stock Exchange in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We or the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholders or its affiliates in the ordinary course of business.

In order to comply with applicable securities laws of some states or countries, the Registered Shares may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Registered Shares may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. Any Registered Shares covered by this prospectus supplement that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus supplement.

In connection with an offering of Registered Shares under this prospectus supplement, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Registered Shares offered under this prospectus supplement. As a result, the price of the Registered Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange, the NASDAQ Stock Exchange or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS

The validity of the Class A common stock offered hereby has been passed upon for us by King & Spalding LLP.

EXPERTS

The consolidated financial statements of Evolent Health, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the reports of Deloitte & Touche LLP, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Evolent Health, Inc.

CLASS A COMMON STOCK

This prospectus covers the resale by selling stockholders of shares of our Class A common stock, par value $0.01 per share (“Class A common stock”).

The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our Class A common stock, from time to time in amounts, at prices, and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders. This prospectus describes some of the general terms that may apply to our Class A common stock.

Each time any of the selling stockholders offer and sell shares of our Class A common stock, such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and the selling stockholders, as well as the amounts and prices of the Class A common stock to be offered and sold. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision. This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The selling stockholders may offer and sell the Class A common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our Class A common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Class A common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “EVH.” The last reported closing sale price of our Class A common stock on August 2, 2022 was $35.21 per share.

Investing in shares of our Class A common stock involves risk. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of our Class A common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed as a “well-known seasoned issuer,” or “WKSI,” as defined in Rule 405 of the Securities Act, with the Securities and Exchange Commission (the “SEC”) using the “automatic shelf” registration process. Under the automatic shelf registration process, the selling stockholders may, from time to time, offer and/or sell our Class A common stock in one or more offerings or resales. This prospectus provides you with a general description of the Class A common stock that the selling stockholders may offer. Each time the selling stockholders offer and sell shares of our Class A common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the shares of Class A common stock being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, change, or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us or the selling stockholders in a prospectus supplement. If the information in this prospectus is inconsistent with the information in any applicable prospectus supplement, any applicable amendment or any applicable free writing prospectus, you should rely on the information in that prospectus supplement, amendment or free writing prospectus; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or any prospectus supplement or any applicable free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Before making an investment in our Class A common stock, you should read both this prospectus and, if applicable, any prospectus supplement or any free writing prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find More Information” and “Incorporation by Reference” for more information. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

Neither we nor any selling stockholders have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and any selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus or any accompanying prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of our Class A common stock other than the registered shares to which they relate, and this prospectus or any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

Except as otherwise indicated or required by the context, references in this prospectus to “Evolent,” “we,” “our,” “us,” “our company” and “the company” refer to Evolent Health, Inc., a Delaware corporation, together with its consolidated subsidiaries.

RISK FACTORS

An investment in our Class A common stock involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, together with the other information contained in this prospectus, or any prospectus supplement or incorporated by reference herein or therein, before purchasing shares of our Class A common stock. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. If any of those risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In that event, the price of our Class A common stock could decline, and you could lose part or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated herein by reference and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus, and any accompanying prospectus supplement, primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and any accompanying prospectus supplement. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Please refer to the “Risk Factors” section in this prospectus, any accompanying prospectus supplement, and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, and, to the extent applicable, our Quarterly Reports on Form 10-Q.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus and any accompanying prospectus supplement to reflect events or circumstances after the date of this prospectus and any accompanying prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law.

For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K, which are incorporated by reference in this prospectus, and, to the extent applicable, our Quarterly Reports on Form 10-Q and any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement, are available to you, free of charge, on the SEC’s website at www.sec.gov. Our SEC filings will also be available on our website at ir.evolenthealth.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus or the registration statement of which they form a part.

We have filed with the SEC an automatic shelf registration statement on Form S-3, including exhibits filed with the registration statement of which this prospectus supplement is a part, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our Class A common stock registered hereby. This prospectus and any applicable prospectus supplements do not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our Company and the shares of our Class A common stock registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in this prospectus and any applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, may be reviewed through the SEC’s website, as described above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus from certain documents that we filed with the SEC prior to the date of this prospectus and that we will file in the future. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed, or will file, separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. These documents contain or will contain important information about us, our business and our financial performance. The following documents are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be furnished and not filed in accordance with SEC rules:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022 (our “2021 10-K”);

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 5, 2022 and August 3, 2022, respectively;

(3)	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2022 that are incorporated by reference into Part III of our 2021 10-K;

(4)

The description of our Class  A common stock included in our registration statement on Form 8-A filed with the SEC on June 5, 2015, as updated by Exhibit 4.6 to our 2021 10-K, and any amendment or report filed with the SEC for the purpose of updating such description; and

(5)	Our Current Reports on Form 8-K filed with the SEC on February 11, 2022, March 7, 2022, June 9, 2022, June 29, 2022 and August 2, 2022 (other than any portions thereof deemed furnished and not filed).

In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of each offering under this prospectus, shall be deemed to be incorporated by reference into this prospectus. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules unless expressly stated otherwise. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations at 800 N. Glebe Road, Suite 500, Arlington, Virginia 22203 or by phone at (571) 389-6000. The documents may also be accessed on our website at ir.evolenthealth.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

ABOUT US

Evolent Health, Inc. is a holding company whose principal asset is all of the Class A common units it holds in Evolent Health LLC, and its only business is to act as sole managing member of Evolent Health LLC. Substantially all of our operations are conducted through Evolent Health LLC and its consolidated subsidiaries. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.

We are a market leader in the new era of value-based care, in which the delivery of health care is increasingly funded by at-risk payment models. We provide integrated solutions to both health care providers, including independent physicians and health systems, as well as payers, including health plans and other risk-bearing organizations, with a common end: to improve health care quality and outcomes while reducing cost. We consider value-based care to be the necessary convergence of health care payment and delivery. We believe the pace of this convergence is accelerating, driven by price pressure in traditional FFS health care, a market environment that is incentivizing value-based care models, growth in consumer-focused insurance programs, such as Medicare Advantage and managed Medicaid, and innovation in data and technology.

We manage our operations and allocate resources across two reportable segments: Evolent Health Services (“EHS”) and Clinical Solutions. The Company’s EHS segment provides an integrated administrative and clinical platform for health plan administration and population health management. Our Clinical Solutions segment addresses a broad spectrum of clinical needs, with tailored solutions for Specialty Care Management in Oncology and Cardiology and holistic Total Cost of Care improvement. Our economic opportunity in the Clinical Solutions segment, which we believe to be significant, is largely based on (a) the total amount of medical expenses under management, and (b) the amount of savings we are able to generate relative to a benchmark or target. These partnerships, which we refer to as performance-based arrangements, include both capitation and shared savings arrangements. We also generate Clinical Solutions revenue by providing our technology and services platform on a fee basis. We go to market for our Specialty Care Management under the brand name New Century Health, and for our Total Cost of Care solution under the brand name Evolent Care Partners.

General Corporate Information

Evolent was founded in 2011 by members of our management team, University of Pittsburgh Medical Center (“UPMC”), an integrated delivery system in Pittsburgh, Pennsylvania, and The Advisory Board Company, to

enable providers to pursue a value-based business model and evolve their competitive position and market opportunity. Since that time, we have grown both organically and through acquisitions.

Our principal executive offices are located at 800 N. Glebe Road, Suite 500, Arlington, Virginia 22203. Our telephone number is (571) 389-6000. Our website address is www.evolenthealth.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

SELLING STOCKHOLDERS

Information about selling stockholders, including their identities and the number of shares of Class A common stock registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. No selling stockholder shall sell any shares of our Class A common stock pursuant to this prospectus until we have identified such selling stockholder and the shares being offered for resale by such selling stockholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling stockholders may sell or transfer all or a portion of their shares of our Class A common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CLASS A COMMON STOCK

The following sets forth certain general terms of the capital stock of Evolent Health, Inc. This information may not be complete in all respects and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware (the “DGCL”) and our certificate of incorporation and by-laws. Copies of our certificate of incorporation and by-laws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our certificate of incorporation provides that we may issue up to 750,000,000 shares of Class A common stock, par value $0.01 per share.

Voting Rights

Except as otherwise provided in our certificate of incorporation, or required by law, the holders of Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividend and Liquidation Rights

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

We currently anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of all future dividends to holders of our Class A common stock will be at the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, legal requirements and any debt agreements we are then party to, and other factors our board of directors deems relevant.

In the event of liquidation, dissolution or winding up of the Company, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other Rights

The holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of our Class A common stock are subject to those of the holders of any shares of our preferred stock we may issue in the future.

Election and Removal of Directors; Vacancies

Our board of directors consists of up to 10 directors, excluding any directors elected by holders of any preferred stock pursuant to provisions applicable in the case of defaults and subject to applicable laws and stock exchange regulations. The exact number of directors will be fixed from time to time by resolution of the board.

In accordance with our certificate of incorporation and our by-laws, our board of directors currently consists of 10 members. Prior to the 2023 annual meeting of stockholders, our board of directors is divided into three classes of directors, as nearly equal in number as possible. Any director elected prior to the date of the 2021 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which that Director was elected. Each director elected at the 2021 annual meeting of stockholders was elected for a one-year term expiring at the 2022 annual meeting of stockholders. Each director elected at the 2022 annual meeting of stockholders will be elected for a one-year term expiring at the 2023 annual meeting of stockholders. At the 2023 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors will be elected for a one-year term expiring at the next annual meeting of stockholders. There is no limit on the number of terms a director may serve on our board of directors.

In connection with our IPO, we entered into a stockholders agreement which contains provisions related to the composition of our board of directors, the committees of our board of directors and our corporate governance. Under the stockholders agreement, for so long as UPMC owns at least 40% of the shares of common stock held by it following the completion of our IPO, such stockholder will be entitled to nominate two directors to serve on our board of directors. When such stockholder owns less than 40% but at least 5% of the shares of common stock held by it following the completion of our IPO, such stockholder will be entitled to nominate one director.

Our certificate of incorporation and our by-laws provide that prior to the date of the 2023 annual meeting of stockholders, any director or the entire Board may be removed only for cause and only upon the affirmative vote of holders of at least 75% of the total voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. On or after the date of the 2023 annual meeting of stockholders, any director or the entire Board may be removed, at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company’s capital stock entitled to vote generally in the election of directors, voting together as a single class, subject to the terms of the Stockholders Agreement.

In addition, our certificate of incorporation and our by-laws provide that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring on the board of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation prohibits cumulative voting.

Limits on Written Consents

The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. Our certificate of incorporation precludes stockholder action by written consent.

Stockholder Meetings

Our certificate of incorporation and our by-laws provide that special meetings of stockholders may be called only by or at the direction of the board of directors, the chairman of the board of directors or the chief executive officer.

Amendment of Certificate of Incorporation

The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of stock will generally be required to amend provisions of our certificate of incorporation.

Amendment of By-laws

Our by-laws may generally be altered, amended or repealed, and new by-laws may be adopted, by the affirmative vote of either a majority of directors present at any regular or special meeting of the board of directors called for that purpose or by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock.

Other Limitations on Stockholder Actions

Our by-laws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our by-laws; or

•	propose any other business to be brought before an annual meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership; and

•

the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

•

in connection with an annual meeting of stockholders, not less than 120 nor more than 150 days prior to the month and day corresponding to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•

in connection with the election of a director at a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 50 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as certain other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Corporate Opportunity

Our certificate of incorporation and the stockholders agreement provide that each of TPG Global, LLC (“TPG”), The Advisory Board and UPMC and their respective affiliates will not have any duty to refrain from (i) engaging, directly or indirectly, in the same or similar business activities or lines of business as us, including those business activities or lines of business deemed to be competing with us, or (ii) doing business with any of our clients, customers or vendors. In the event that TPG, The Advisory Board or UPMC or any of their respective affiliates acquires knowledge of a potential business opportunity which may be a corporate opportunity for us, they will have no duty to communicate or offer such corporate opportunity to us. Our certificate of incorporation and the stockholders agreement also provide that, to the fullest extent permitted by law, none of such stockholders or their respective affiliates will be liable to us, for breach of any fiduciary duty or otherwise, by reason of the fact that any such stockholder or any of its affiliates directs such corporate opportunity to another person, or otherwise does not communicate information regarding such corporate opportunity to us, and we will waive and renounce any claim that such business opportunity constituted a corporate opportunity that should have been presented to us.

Limitation of Liability of Directors and Officers

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our by-laws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending these provisions will not reduce our indemnification obligations relating to actions taken before an amendment.

Forum Selection

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders and other similar actions, may be brought only in specified courts in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover Effects of Some Provisions

Some provisions of our certificate of incorporation and by-laws could make the following more difficult:

•	acquisitions of control of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Delaware Business Combination Statute

We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. Nevertheless, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that each of TPG, UPMC and The Advisory Board and their transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on the NYSE under the symbol “EVH”.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of the Company in making their respective decisions with respect to the timing, manner and size of each and any sale. Subject to the terms and restrictions set forth under applicable law, the selling stockholders may, from time to time, offer and sell, separately or together, any or all of the shares of our Class A common stock beneficially owned by them covered by this prospectus. The shares of our Class A common stock may be sold in one or more transactions at fixed prices or prices subject to change, at prices related to prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	through underwriters, brokers or dealers or agents for resale to the public or to institutional investors at various times;

•	in one or more underwritten offerings on a firm commitment or best efforts basis;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers or dealers, who may act as agents or principals;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	sales in the over-the-counter market;

•	in private transactions other than exchange or quotation service transactions;

•

through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through distributions or transfers to their respective members, partners or shareholders;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•

in “at the market” offerings as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

To the extent required by applicable law or regulation, the number of shares our Class A common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying supplement to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The selling stockholders may also sell shares of our Class A common stock under Rule 144 or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares in other circumstances, in which case the pledgees, assignees, permitted transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

In connection with the sale of the registrable securities, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our Class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the registrable securities offered by them will be the purchase price of the shares of our Class A common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Class A common stock to be made directly or through agents. Each selling stockholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the registrable securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the registrable securities as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the registrable securities for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters, brokers, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Underwriters, brokers, dealers and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

There can be no assurances that the selling stockholders will sell, nor are the selling stockholders required to sell, any or all of the shares of our Class A common stock offered under this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, certain legal matters regarding the validity of the Class A common stock offered hereby will be passed upon for us by King & Spalding LLP.

EXPERTS

The financial statements of Evolent Health, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus by reference to Evolent Health, Inc.’s annual report on Form 10-K for the year ended December 31, 2021, and the effectiveness of Evolent Health, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

3,741,731 shares

Evolent Health, Inc.

Class A common stock

Prospectus supplement

August 3, 2022